SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

Amendment of Business Financing Agreement

On March 11, 2014, Selectica, Inc. (the “Company”) and its wholly owned subsidiary, Selectica Sourcing Inc., entered into Amendment Number Two to Amended and Restated Business Financing Agreement (the “Amendment”) with Bridge Bank, National Association (“Bridge Bank”). The Amendment, among other things, increases the Company’s available credit under the existing credit facility with Bridge Bank (the “Credit Facility”) up to a total available credit amount of $9 million, by increasing the ABL Credit Limit to $5 million, adding a Non-Formula Sublimit of $1.9 million, and adjusting the definition of Borrowing Base to include the additional Non-Formula Sublimit.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment included in Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Limited Guaranties

In order to satisfy certain conditions for Bridge Bank to lend additional funds under the Credit Facility and enter into the Amendment, on March 11, 2014, Lloyd I. Miller, III (“Mr. Miller”), the Company’s largest stockholder, and MILFAM II L.P. (“MILFAM”), an affiliate of Mr. Miller, each entered into a Limited Guaranty (the “Guaranties”) with Bridge Bank to provide a limited, non-revocable guaranty of the Company’s Credit Facility in the amount of $1 million each, for a total guaranteed amount of $2 million. The term of the Guaranties is two years. Bridge Bank, in its sole discretion, may reduce, but not increase, the guaranteed amount under the Guaranties during the term.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Guaranties filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated by reference herein.

Guaranty Fee Agreement

In connection with the Guaranties, and pursuant to the binding Guarantee Term Sheet filed as an exhibit to our Current Report on Form 8-K filed on February 9, 2015, on March 11, 2015 the Company entered into a Guaranty Fee Agreement (the “Fee Agreement”) with Mr. Miller and MILFAM. Pursuant to the Fee Agreement, the Company agrees to pay Mr. Miller and MILFAM an aggregate commitment fee of $100,000 and a monthly fee during the term of the Guaranties in an amount equal to (i) 1.0% of the amount then guaranteed under the Guaranties for the first 12 months of the term and (ii) 1.5% of the amount then guaranteed under the Guaranties for the second 12 months of the term. Such commitment fee and the aggregate amount of the monthly fees are payable in cash by the Company within five business days following the termination or expiration of the Guaranties.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Fee Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated by reference herein.

Junior Secured Convertible Promissory Notes

On March 11, 2015, the Company entered into a Junior Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) with Mr. Miller, MILFAM and the Lloyd I. Miller Trust A-4, an affiliate of Mr. Miller (collectively the “Investors”), pursuant to which the Company issued and sold junior secured convertible promissory notes (the “Notes”) to the Investors in the aggregate principal amount of $3 million.

The Notes are due on March 11, 2020 (the “Maturity Date”) and accrue interest at an annual rate of 8% on the aggregate unconverted and outstanding principal amount, payable quarterly. After stockholder approval, the Company has the option to pay any amounts of interest due under the Notes by converting such interest into shares of common stock of the Company (“Common Stock”), at a conversion price of $5.70 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date), based upon an interest rate amount calculated at 10% per year, provided that the Company is not then under default under the Notes, the Purchase Agreement, the Security Agreement (as defined below) or the Subordination Agreement (as defined below) (collectively, the “Loan Documents”) and that the Company provides prior written notice thereof to the Investors at least 10 days in advance of the payment date. Upon any default under the Notes or any other Loan Document, the Notes will bear interest at the rate of 13% per year or, if less, the maximum rate allowable under the laws of the State of New York.

The following events constitute an event of default under the Notes: (i) failure to pay when due any obligations under the Notes, (ii) any representation or warranty of the Company under the Loan Documents being untrue in any material respect as of the date made, (iii) any breach by the Company of any covenant in the Loan Documents, after a cure period, (iv) any default under the Credit Facility that is not cured or waived by Bridge Bank, (v) an assignment for the benefit of creditors, the admission in writing by the Company of the inability to pay its debts as they become due, and other events related to a voluntary or involuntary petition for bankruptcy, (vi) a material judgment or judgments are rendered against the Company, (vii) the seizure, levy or application of a writ or distress warrant on a material portion of the Company’s assets after a cure period, (viii) a material loss or destruction of Company assets for which there is less than 80% insurance coverage or (ix) the occurrence of any event that results in, or will likely result in, a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Loan Documents, after a cure period.

After stockholder approval, the outstanding principal and interest under the Notes may be converted into shares of Common Stock at the sole option of the Investors at any time prior to the Maturity Date, at a conversion price of $5.70 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date). The Notes may not be prepaid or called by the Company prior to the Maturity Date. If such stockholder approval is not obtained by March 30, 2015, the Notes will accrue interest at a rate of 13% per year until such time the stockholder approval is obtained.

Pursuant to the terms of the Purchase Agreement, the Company has agreed not to incur any indebtedness for borrowed money in excess of $250,000 in the aggregate other than the indebtedness under the Notes, under the Credit Facility (up to a maximum amount of $11 million), or in connection with a purchase money security interest or trade debt arising in the ordinary course. Subject to certain exceptions, the Company also agrees not to incur any liens on any of its property or assets.

The Notes and the shares of Common Stock underlying the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of the Purchase Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission not later than 45 days after the date of issuance of the Notes, registering for resale the shares of Common Stock issuable upon conversion of the Notes.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and form of Note filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K, which are incorporated by reference herein.

Security Agreement and Subordination Agreement

The Notes are secured by a second-position security interest on the Company’s assets, pursuant to the terms of the Security Agreement entered into by the Company and Mr. Miller on March 11, 2015. Under the terms of the Security Agreement, the Company also agrees to grant Mr. Miller a security interest in the Company’s subsidiaries, upon written demand from Mr. Miller at any time after the Credit Facility with Bridge Bank has been fully paid and all obligations of Bridge Bank to lend thereunder have been terminated. The Company agrees not to allow its assets to be subject to any liens or encumbrances during the term of the Security Agreement, other than certain permitted liens, including the security interests held by Bridge Bank with respect to the Credit Facility.

The Investors’ security interest is subordinated only to the senior security interest of Bridge Bank under the Credit Facility, pursuant to the terms of the Subordination Agreement entered into by the Company, the Investors and Bridge Bank on March 11, 2015.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Security Agreement and Subordination Agreement filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K, which are incorporated by reference herein.

Amendment to Voting Agreement

As a condition to closing the sale and issuance of the Notes, certain of the Company’s officers, directors and stockholders (the “Voting Parties”) entered into an Amendment to Voting Agreements (the “Voting Agreement Amendment”), which amended the Voting Agreements, dated February 6, 2015 entered into by the Voting Parties in connection with our private placement financing as reported on our Current Report on Form 8-K filed on February 9, 2015. Pursuant to the Voting Agreement Amendment, the Voting Parties thereto have agreed to vote in favor of the terms of issuance and sale of the Notes and the issuance of shares of Common Stock upon the conversion of the Notes.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement Amendment filed as Exhibit 10.9 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02                                 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Notes, and the issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03                                 Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01                                 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
10.1

Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended by Amendment Number One to Amended and Restated Business Financing Agreement, dated as of December 31, 2014, as further amended by Amendment Number Two to Amended and Restated Business Financing Agreement, dated as of March 11, 2015.

10.2	Limited Guaranty, dated March 11, 2015 (Lloyd I. Miller, III).

10.3	Limited Guaranty, dated March 11, 2015 (MILFAM II L.P.).

10.4	Guaranty Fee Agreement, dated March 11, 2015.

10.5	Junior Secured Convertible Note Purchase Agreement, dated March 11, 2015.

10.6	Form of Junior Secured Convertible Promissory Note.

10.7	Security Agreement, dated March 11, 2015.

10.8	Subordination Agreement, dated March 11, 2015.

10.9	Amendment to Voting Agreements, dated March 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended by Amendment Number One to Amended and Restated Business Financing Agreement, dated as of December 31, 2014, as further amended by Amendment Number Two to Amended and Restated Business Financing Agreement, dated as of March 11, 2015.

10.2	Limited Guaranty, dated March 11, 2015 (Lloyd I. Miller, III).

10.3	Limited Guaranty, dated March 11, 2015 (MILFAM II L.P.).

10.4	Guaranty Fee Agreement, dated March 11, 2015.

10.5	Junior Secured Convertible Note Purchase Agreement, dated March 11, 2015.

10.6	Form of Junior Secured Convertible Promissory Note.

10.7	Security Agreement, dated March 11, 2015.

10.8	Subordination Agreement, dated March 11, 2015.

10.9	Amendment to Voting Agreements, dated March 11, 2015.